Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-193743) of Colony Starwood Homes (formerly Starwood Waypoint Residential Trust) of our report dated March 22, 2016 with respect to the consolidated financial statements of Colony American Homes, Inc. and Subsidiaries as of December 31, 2015 and 2014, and for each of the three years in the period ended December 31, 2015, included in this Current Report on Form 8-K/A.

/s/ Ernst & Young LLP

Los Angeles, California

March 22, 2016